Exhibit 32.1
SECTION 1350 CERTIFICATIONS
In connection with the Quarterly Report on Form 10-Q of New Media Investment Group Inc. (the “Company”) for the quarterly period ended September 24, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael E. Reed, as Principal Executive Officer of the Company, and Gregory W. Freiberg, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	October 26, 2017

/s/ Gregory W. Freiberg
Name:	Gregory W. Freiberg
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	October 26, 2017
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.